UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Event Reported:  August 25, 2008

PINNACLE GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33457 (Commission File Number)	30-0182582 (IRS Employer Identification Number)

1 E. Alger Street

Sheridan, Wyoming 82801

(Address of principal executive offices)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Awards Pursuant to the Management Incentive Plan.  On July 19, 2007, the Compensation Committee of our Board of Directors, pursuant to authority granted to it by our Board of Directors, adopted our Management Incentive Plan (the “MIP”).  The MIP is intended to provide annual incentive compensation for our key executives that is tied to the achievement of critical strategic, operating and financial goals and objectives.

For each goal and objective, the executive will be evaluated based on a threshold (or minimum), fair, target, good and outstanding (or maximum) level of achievement.  MIP awards may also include a discretionary component, which will be based on the Compensation Committee’s subjective evaluation of the degree to which the executive has mastered the primary duties and responsibilities of his or her present job.

The MIP is attached as Exhibit 10.3 to the Current Report on Form 8-K filed July 24, 2007 and is incorporated herein by reference.

On August 25, 2008, the Compensation Committee of our Board of Directors, pursuant to authority granted to it by the Board of Directors, made awards to Messrs. Schoonmaker and Barnes under the MIP by establishing the 2008 goals and objectives for each of Messrs. Schoonmaker and Barnes.  The goals and objectives established by the Compensation Committee represent the factors that it deems most important and the most likely to result in the creation of long-term stockholder value.

Under his MIP award for 2008, Mr. Schoonmaker will be evaluated based on, and his annual bonus will be tied to, the following performance measures:  net production volume (annual); proved reserve additions (annual); lease operating expenses ($ per well per month); investor relations; and board communication.  In addition, a portion of Mr. Schoonmaker’s annual bonus will be tied to Mr. Barnes’ success in achieving his goals and objectives for 2008.  Finally, a substantial portion of Mr. Schoonmaker’s annual bonus will be at the sole discretion of the Compensation Committee.  The “target” bonus for Mr. Schoonmaker under the 2008 MIP is 0.5 times his 2008 annual base salary, and if Mr. Schoonmaker achieves the “target” level of performance for every performance measure, he will receive that bonus.  If Mr. Schoonmaker achieves the “outstanding” (or maximum) level of performance for every performance measure, he will receive an annual bonus equal to 1.0 times his 2008 annual base salary, the maximum amount to which he is potentially entitled under his employment agreement.

Under his MIP award for 2008, Mr. Barnes will be evaluated based on, and his annual bonus will be tied to, the following performance measures:  investor relations; capital financing; timely reporting; cash management; net production volume (annual); proved reserve additions (annual); and lease operating expenses ($ per well per month).  In addition, a substantial portion of Mr. Barnes’ 2008 annual bonus will be at the sole discretion of the Compensation Committee.  The “target” bonus for Mr. Barnes under the 2008 MIP is 0.375 times his 2008 annual base salary, and if Mr. Barnes achieves the “target” level of performance for every performance measure, he will receive that bonus.  If Mr. Barnes achieves the “outstanding” (or maximum) level of performance for every performance measure, he will receive an annual bonus equal to 0.75 times his 2008 annual base salary, the maximum amount to which he is potentially entitled under his employment agreement.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Pinnacle Gas Resources, Inc. Management Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 24, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE GAS RESOURCES, INC.

By:	/s/ Peter G. Schoonmaker
Name:	Peter G. Schoonmaker
Title:	President and Chief Executive Officer

Dated:  August 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Pinnacle Gas Resources, Inc. Management Incentive Plan (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 24, 2007).